UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON D.C. 20549
                      FORM 8-K

                   CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                   July 2, 1998
    Date of Report (Date of earliest event reported)



        CONSOLIDATED DELIVERY & LOGISTICS, INC.
   (Exact name of Registrant as specified in its charter)


  Delaware                               0-26954             22-3350958
(State or other jurisdiction of      (Commission File      (IRS Employer
incorporation or organization)            Number)         Identification No.)



380 Allwood Road, Clifton, New Jersey                            07012
     (Address of principal                                     (Zip Code)
       executive offices)


(Registrant's telephone number, including area code)         (973) 471-1005

                                 NOT APPLICABLE
   (Former name or former address,  if changed since last report.)

ITEM 2.         Acquisition or Disposition of Assets

         On July 2, 1998, Consolidated Delivery & Logistics, Inc. ("CDL") entered into an agreement (the "Asset Purchase Agreement") with its subsidiary, Click Messenger Service, Inc. ("Click") and Metro Courier Network, Inc. ("Metro") and Dennis P. Roccaforte, Metro's controlling shareholder, providing for the purchase of all assets and certain liabilities of Metro by Click. Under the terms of the Asset Purchase Agreement, the assets included Metro's accounts receivable, customer list, machinery and equipment, inventories, license to use Metro's intellectual property assets, prepaid expenses and general intangibles, and the liabilities included trade payables, accrued expenses, assumption of equipment and real property leases and the obligation to perform continuing services required under acquired executory contracts.

         The purchase price for the assets was $4.25 million plus contingent payments, with $2.5 million in cash and a $1.75 million convertible note (the "Note"). The Note will bear interest at the rate of 7% per annum, with interest payable quarterly, and is due July 2001. The Note is subordinate to all indebtedness due or to become due to CDL's senior lender, First Union Commercial Corporation or its affiliates. The Note is convertible in its entirety at the option of the holder at any time through July 1, 2001 into fully paid shares of CDL's common stock at a conversion price of $7 per share. The Note is convertible in its entirety at the option of CDL when the average closing sales price of CDL's common stock equals or exceeds $7 per share over a 90 day period. In addition, a contingent earn out in the aggregate amount of up to $1,500,000 is payable to Metro based on the achievement of certain financial goals by the newly formed division during the two year period following the closing. The purchase price under the Asset Purchase
         Agreement was determined by arm's length negotiations between the parties based on the market value of the assets purchased and sold. CDL financed the acquisition with proceeds from its revolving credit facility with First Union Commercial Corporation.

         The description above of the Asset Purchase Agreement and Note is a summary and does not purport to be complete. Reference should be made to the copies of such documents filed as exhibits to this report for a complete description of their terms.


ITEM 7.         Financial Statements and Exhibits

                a.   Financial Statement of Business Acquired.

                It is impracticable to provide the required financial statements for Metro at this time. The statements will be filed as an amendment to this report on Form 8-K as soon as they are prepared and not later than 60 days after the deadline for filing this Form 8-K.

                b.   Pro Forma Financial Information

                It is impracticable to provide the required pro forma financial statements for Metro at this time. The statements will be filed as an amendment to this report on Form 8-K as soon as they are prepared and not later than 60 days after the deadline for filing this Form 8-K.

                c.   Exhibits

10.1 Asset Purchase Agreement dated July 2, 1998 by and between Consolidated Delivery & Logistics, Inc., Click Messenger Service, Inc., Metro Courier Network, Inc. and Dennis Roccaforte.



10.2 7% Subordinated Convertible Note Due 2001 of Consolidated Delivery & Logistics, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:   July 16, 1998               CONSOLIDATED DELIVERY & LOGISTICS, INC.
                                                          (Registrant)




                                     By:  /s/ Albert W. Van Ness, Jr.
                                          Albert W. Van Ness, Jr.
                                          Chairman of the Board, Chief Executive
                                          Officer and Chief Financial Officer

Exhibit 10.1












                            ASSET PURCHASE AGREEMENT

                                      DATED

                               AS OF JULY 2, 1998

                                 BY AND BETWEEN

                    CONSOLIDATED DELIVERY & LOGISTICS, INC.,

                         CLICK MESSENGER SERVICE, INC.,

                           METRO COURIER NETWORK, INC.

                                       AND

                                DENNIS ROCCAFORTE

C6074/1
07/16/988KMET
                                TABLE OF CONTENTS


ARTICLE I - Certain Definitions.............................................1

Section 1.1.      Certain Definitions.......................................1
Section 1.2.      Interpretation............................................6

ARTICLE II - Purchase and Sale of Assets; Assumption of Liabilities;
Additional Covenants........................................................7

Section 2.1.      Purchase and Sale of Assets...............................7
Section 2.2.      Purchase Price............................................7
Section 2.3.      Settlement of the Purchase Price..........................7
Section 2.4.      Allocation of the Purchase Price..........................8
Section 2.5.      Closing...................................................8

ARTICLE III - Representations and Warranties of the Seller..................9

Section 3.1.      Organization and Qualification of the Seller..............9
Section 3.2.      Authorization.............................................9
Section 3.3.      Non-contravention.........................................9
Section 3.4.      No Consents..............................................10
Section 3.5.      The Purchased Assets.....................................10
Section 3.6.      Personal Property........................................10
Section 3.7.      Real Property............................................10
Section 3.8.      Predecessor Status.......................................10
Section 3.9.      Employment Matters; No Collective Bargaining Agreement...11
Section 3.10.     Financial Statements.....................................11
Section 3.11.     Absence of Certain Developments..........................11
Section 3.12.     Governmental Authorizations; Licenses....................12
Section 3.13.     Litigation...............................................12
Section 3.14.     Undisclosed Liabilities..................................13
Section 3.15.     Taxes................................................ ...13
Section 3.16.     Insurance............................................. ..13
Section 3.17.     Environmental Matters....................................13
Section 3.18.     Proprietary Rights.......................................14
Section 3. 19.    Material Customers' Contracts and Commitments............14
Section 3.20.     Accounts Receivable.................................... .15
Section 3.21.     Books and Records........................................15
Section 3.22.     Brokers..................................................15
Section 3.23.     Full Disclosure..........................................15

ARTICLE IV - Representations and Warranties of the Purchaser...............15

Section 4.1.      Organization.............................................15
Section 4.2.      Authorization............................................16
Section 4.3.      Non-contravention........................................16
Section 4.4.      No Consents..............................................16
Section 4.5.      Registration Statement...................................16
Section 4.6.      Brokers..................................................16

ARTICLE V - Covenants and Agreements.......................................16

Section 5.1.      Closing Documents........................................16
Section 5.2.      Transfer and Property Taxes..............................17
Section 5.3.      Non-Competition and Confidentiality Agreement............17
Section 5.4.      Best Efforts; Further Assurances.............. ..........18
Section 5.5.      Employment Matters.......................................19
Section 5.6.      Compliance with Securities Act...........................19

ARTICLE VI - Conditions to Closing.........................................20

Section 6.1.      Mutual Conditions .......................................20
Section 6.2.      Conditions to the Purchaser's Obligations. ..............21
Section 6.3.      Conditions to the Seller's Obligations...................22

ARTICLE VII - Survival of Representations and Warranties; Indemnification..24

Section 7.1.      Survival of Representations and Warranties...............24
Section 7.2.      Indemnification..........................................24
Section 7.3.      Procedures for Claims................................... 24
Section 7.4.      Procedures for Inter-Party Claims........................25

ARTICLE VIII - Miscellaneous...............................................25

Section 8.1.      Notices. ................................................25
Section 8.2.      Expenses. ...............................................26
Section 8.3.      Governing Law; Consent to Jurisdiction. .................26
Section 8.4.      Assignment; Successors and Assigns; No Third Party Rights27
Section 8.5.      Counterparts. ...........................................27
Section 8.6.      Titles and Headings. ....................................27
Section 8.7.      Entire Agreement. .......................................27
Section 8.8.      Amendment and Modification. .............................27
Section 8.9.      Public Announcement. ....................................27
Section 8.10.     Waiver. .................................................27
Section 8.11.     Severability.............................................27
Section 8.12.     No Strict Construction. .................................28
Section 8.13.     Risk of Loss.............................................28


                                    Schedules

Schedule 1.1AL        Assumed Liabilities
Schedule 1.1PA        Purchased Assets
Schedule 3.1          Foreign Qualification
Schedule 3.3          Contravention of Agreements
Schedule 3.4          Consents
Schedule 3.6          Encumbrances
Schedule 3.8          Predecessor Names
Schedule 3.9          Employee List
Schedule 3.10         GAAP Disclosures
Schedule 3.11         Certain Developments
Schedule 3.12         Authorizations
Schedule 3.13         Litigation
Schedule 3.15         Tax Contests
Schedule 3.16         Insurance Policies
Schedule 3.17         Environmental Matters
Schedule 3.18         Proprietary Rights
Schedule 3.19         Material Customers, Contracts and Commitments
Schedule 3.20         Accounts Receivable

                                    Exhibits

Exhibit A         Allocation of Purchase Price (To be delivered post-closing)
Exhibit B         Form of Convertible Note
Exhibit C         Form of Contingent Convertible Notes

                            ASSET PURCHASE AGREEMENT

                  ASSET PURCHASE AGREEMENT, dated as of July 2, 1998, by and between CONSOLIDATED DELIVERY & LOGISTICS, INC., a Delaware corporation ("CDL"), CLICK MESSENGER SERVICE, INC., a New Jersey corporation (the "Purchaser"), METRO COURIER NETWORK, INC. a [Massachusetts] corporation (the "Seller"), and DENNIS
P. ROCCAFORTE (the "Shareholder").


                              W I T N E S S E T H:

                  WHEREAS, prior to the date hereof, the Seller has engaged in the small package express delivery business and related operations (the "Business"); and

                  WHEREAS, the Seller desires to sell and transfer to the Purchaser, and the Purchaser desires to purchase and assume from the Seller, all of the assets and certain scheduled liabilities relating to the Business, all as more specifically provided herein; and

                  WHEREAS, the Purchaser is a wholly owned subsidiary of CDL;

                  WHEREAS, the Shareholder is the controlling 50% shareholder of the Seller (with his parents owning the remaining 50%);

                  NOW,  THEREFORE,  in  consideration  of the  mutual  covenants
contained  herein,   and  intending  to  be  legally  bound,  the  Seller,   the
Shareholder, the Purchaser and CDL agree as follows:

                                    ARTICLE I

                               Certain Definitions

                  Section 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

                  "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

                  "Agreement" means this Asset Purchase Agreement.

                  "Assumed  Liabilities"  means only the following  liabilities:
(a) trade payables and accrued expenses of Seller originating in the ordinary course of business and listed on Schedule 1.1AL; (b) the obligations arising after the Closing Date under the real estate leases and leases of certain equipment listed on Schedule 1.1AL, and (c) the obligations of the Seller to perform, after the Closing Date, continuing services required under executory contracts with the customers of Seller detailed on Schedule 3.19 and which are expressly assumed by the Purchaser at the Closing. No other liabilities are to be assumed by the Purchaser.

                  "Authorizations" has the meaning ascribed to such term in
Section 3.12.

                  "Business" has the meaning ascribed to such term in the first recital to this Agreement.

                  "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in New Jersey and Massachusetts are open for the general transaction of business.

                  "Closing" has the meaning ascribed to such term in
Section 2.5.

                  "Closing Date" has the meaning ascribed to such term in
Section 2.5.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contingent   Convertible  Notes"  means  First  Contingent
Convertible  Note  and  the  Second Contingent Convertible Note.

                  "Conversion Value" with respect to the Common Stock of CDL means $7.00 per share, as adjusted from time to time after the date hereof pursuant to Section 3.06 of the Convertible Note.

                  "Convertible Note" means the promissory note of CDL in the principal amount of $1,750,000, bearing interest at the rate of 7% per annum and convertible into shares of the Common Stock of CDL at the Conversion Value, all on the terms set forth in the form of convertible note attached hereto as Exhibit B.

                  "Damages" has the meaning ascribed to such term in
Section 7.2.

                  "Division" shall mean the former business of the Seller, involving utilization of the Purchased Assets to provide delivery services to the customers on the Customer List, as operated by the Purchaser as a separate profit center.

                  "EBIT" means net earnings before interest and taxes, computed in accordance with GAAP.

                  "Encumbrances" has the meaning ascribed to such term in
Section 3.3.

                  "Environmental Laws" means any federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any Governmental Authority, (x) relating to pollution (or the investigation or cleanup thereof or the filing of information with respect thereto), human health or the protection of air, surface water, ground water, drinking water supply, land (including land surface or subsurface), plant and animal life or any other natural resource, or (y) concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Regulated Substances, in each case as amended and as now or hereafter in effect.

                  "Excluded Liabilities" means any and all liabilities or obligations of the Seller or of the Affiliates of the Seller, of any kind or nature, whether or not relating to the Business or the Purchased Assets, and whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, arising out of events or transactions or facts occurring on, prior to, or after the Closing Date, other than Assumed Liabilities, but specifically including as Excluded Liabilities all amounts due to the
Shareholder or any related or Affiliated party and all expenses of this transaction.

                  "Financial Statements" has the meaning ascribed to such term in Section 3.10.

                  "First Benchmark" shall mean $1,085,000.

                  "First Contingent Convertible Note" means the contingent promissory note of CDL in the principal amount of up to $375,000, bearing interest at the rate of 0% per annum until the date ninety (90) days after the last day of the First Measurement Period and 7% per annum thereafter and convertible (after the date ninety (90) days after the end of the First Measurement Period) at fair market value (as defined in the First Contingent Convertible Note) on the date that notice of conversion is given to or by CDL, all on the terms set forth in the form of note attached hereto as Exhibit C-1.

                  "First Sum" and "Second Sum" have the meanings ascribed to such terms in Section 2.3.

                  "First Measurement Period" shall mean a period of twelve (12) consecutive calendar months, beginning on the Selected Date.

                  "First Period Synergy Savings" means the cost reduction savings during the First Measurement Period achieved by the Northeast Division of CDL (but excluding the Division) from payroll reductions, occupancy expense reductions, vehicle expense reductions and the like which are created solely through the efforts of the Shareholder. It is the intent of this definition and the definition of Second Period Synergy Savings that savings which impact the financial results of the Division shall NOT be included as Synergy Savings.

                  "GAAP" means generally accepted accounting principles as in effect in the United States on the date of this Agreement.

                  "Governmental Authority" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

                  "Indemnified Party" has the meaning ascribed to such term in
Section 7.2.

                  "Indemnifying Party" has the meaning ascribed to such term in
Section 7.2.

                  "Material Adverse Change" means a material adverse change in the Business of the Seller, or in the financial condition, results of operations or prospects (financial and other) of the Seller's Business or the Purchased Assets.

                  "NMS" means the Nasdaq National Market System.

                  "Person" means an individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Purchase Price" has the meaning ascribed to such term in
Section 2.2.

                  "Purchased Assets" means all of the right, title and interest in and to all assets used in the conduct of the Business, wherever located, whether tangible or intangible (including, without limitation, goodwill). The Purchased Assets include, without limitation, the following:

                  (a) all cash, accounts receivable and notes receivable and all reserves related thereto, deposits, advances and manufacturer and supplier rebates (the "Accounts Receivable");

                  (b) a list of all customers with whom the Seller (i) currently does business, (ii) will do business between the date hereof and the date of Closing, or (iii) has done business with since January 1, 1996, which customer list shall include names, addresses, contact persons, and telephone (the "Customer List");

                  (c) all rights of the Seller to transact business with such current, former or future customers on the Customer List, all rights under any executory contract, agreement or purchase order form, or contract with, any customer on the Customer List or supplier, related to the Business to which the Seller or any of its Affiliates is a party that is designated on Schedule 3.19 including an assignment of any contracts listed on Schedule 3.19 between a customer on the Customer List or supplier, and the Seller;

                  (d) the machinery and equipment (including spare parts) and business machines, automobiles, trucks, trailers, fork-lift trucks, and other vehicles, furniture, fixtures, supplies, capital improvements in process, tools and all other tangible personal property employed in the conduct of the Business or owned by the Seller, including those assets listed on Schedule 1.1PA;

                  (e)      all  inventories,   including,  supplies  and
packaging  and  shipping  materials  (the "Inventory");

                  (f) all authorizations, consents, approvals, licenses, orders, permits, exemptions of, filings or registrations with, any Governmental Authority;

                  (g) all patents, patent registrations, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, copyrights, copyright registrations, copyright applications, technology, inventions, computer software, data and documentation (including electronic media), product drawings, trade secrets, know-how, customer lists, processes, other intellectual property and proprietary information or rights related to or used in the conduct of the Business; and permits, licenses or other agreements to or from third parties regarding the foregoing (the "Proprietary Rights");

                  (h) use of the corporate name and logo for Metro Courier Network;

                  (i) all telephone numbers in the name of the Seller or used in the Business;

                  (j) all prepaid rentals, deposit (including security deposits), advances and other prepaid expenses; and

                  (k) all other assets used in the conduct of the Business, whether or not reflected on the books and records of the Seller, including
without  limitation,   the  Business  as  a  going  concern,  its  goodwill  and
franchises, its rights to insurance proceeds with respect to its assets, its restrictive covenants and obligations of present and former employees, agents, representatives, independent contractors and others, all books, records, files and papers relating to, or necessary to the conduct of, the Business, including without limitation, operating and training manuals, computer programs, manuals and data, catalogs, quotations, bids, sales and promotional materials, correspondence, trade association memberships (to the extent transferable), research and development records, prototypes and models, lists of present and former suppliers, customer credit information, customers' pricing information, business plans, studies and analyses, whether prepared by the Seller or a third party, relating to the Business, books of account, accounting records and other records relating to the Business.

                  "Regulated Substances" means pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable explosives (including, but not limited to radon, radioactive materials, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls), medical waste or by-products, petroleum and petroleum products (including, but not limited to, waste petroleum and petroleum products) as regulated under applicable Environmental Laws.

                  "SEC" has the meaning ascribed to such term in  Section 5.12.

                  "SEC Documents" has the meaning ascribed to such term in
Section 5.6.

                  "Second Benchmark" shall mean $1,248,000.

                  "Second Contingent Convertible Note" means the contingent promissory note of CDL in the principal amount of up to $375,000, bearing interest at the rate of 0% per annum until the date ninety (90) days after the last day of the Second Measurement Period and 7% per annum thereafter and convertible (after the date ninety (90) days after the end of the Second Measurement Period) at fair market value (as defined in the Second Contingent Convertible Note) on the date that notice of conversion is given to or by CDL, all on the terms set forth in the form of note attached hereto as Exhibit C-2.

                  "Second Measurement Period" shall mean a period of twelve (12) consecutive calendar months, beginning on the date one year after the Selected Date.

                  "Second Period Synergy Savings" means the cost reduction savings during the Second Measurement Period achieved by the Northeast Division of CDL (but excluding the Division) from payroll reductions, occupancy expense reductions, vehicle expense reductions and the like which are created solely through the efforts of the Shareholder.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Selected Date" means the first day of any calendar month in the period from July 1, 1998 through June 1, 1999 which is designated by the Shareholder as the "Selected Date" in writing to the Purchaser on or prior to June 1, 1999. If no such Selected Date is chosen by the Shareholder, the Selected Date shall be deemed to be June 1, 1999.

                  "Seller's Accountant" means Leonard, Mulherin & Greene, the firm of independent certified public accountants which has audited Seller's books and records.

                  "Survival Period" has the meaning ascribed to such term in
Section 7.1

                  "Third Party Claim" has the meaning ascribed to such term in
Section 7.3.

                  "Working   Capital"   means   current   assets  less   current
liabilities, as defined in GAAP.

                  Section 1.2. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

                                   ARTICLE II

             Purchase and Sale of Assets; Assumption of Liabilities;
                              Additional Covenants

                  Section 2.1. Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, at the Closing (as defined in Section 2.5), the Seller shall sell, assign, transfer, convey and deliver to the Purchaser all of the Seller's right, title and interest in and to the Purchased Assets and the Purchaser shall purchase such Purchased Assets from the Seller and assume the Assumed Liabilities. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PURCHASER IS NOT ASSUMING, NOR SHALL IT IN ANY MANNER BECOME LIABLE FOR, ANY LIABILITIES OR OBLIGATIONS OF ANY KIND OR NATURE WHATSOEVER OF THE SELLER OR ITS AFFILIATES.

                  Section 2.2.  Purchase Price.

                           (a)   The aggregate  purchase price (the  "Purchase
Price") to be paid by the Purchaser for the Purchased Assets shall be $4,250,000 plus the contingent payments pursuant to Section 2.3(b) and (c).

                           (b)   Seller  represents  and  warrants  that (i) all
assets on its balance sheet at December 31, 1997 remain as assets at the Closing Date except for de minimis sales in the ordinary course and (ii) its Working Capital at the Closing Date is not less than its Working Capital at December 31, 1997.

                  Section 2.3. Settlement of the Purchase Price. (a) On the Closing Date, the Purchaser shall pay the Seller the Purchase Price by delivery of (a) a check or wire transfer in the sum of $2,500,000, and (b) the Convertible Note in the principal amount of $1,750,000 and (c) the Contingent Convertible Notes in the aggregate contingent principal amount of up to $750,000.

                           (b)   First  Period  Earn Out.  (i) On or before  the
date forty-five (45) days after the end of the First Measurement Period, CDL shall determine: (A) the EBIT of the Division for the First Measurement Period, to be computed in accordance with GAAP, except that EBIT shall be reduced by a corporate charge equal to two (2%) of the gross revenues of the Division during the First Measurement Period and (B) the First Period Synergy Savings. If (x) the sum of the amounts described in clause (A) and (B) (the "First Sum") does not exceed the First Benchmark, or (y) the First Sum exceeds the First Benchmark but the closing sales price of CDL's Common Stock as reported on the NMS on the date thirty (30) days after the end of the First Measurement Period) (the "First Period Price"), is less than the Conversion Value and the Purchaser has made the payment required by (b)(ii) below, then the principal amount of the First Contingent Convertible Note shall be automatically reduced by Three Hundred Seventy-Five Thousand ($375,000) Dollars, from $375,000 to zero, and the First Contingent Convertible Note shall be discharged in full and canceled.

                           (ii)  If  the  First  Sum  equals  or  exceeds  the
First Benchmark after the First Measurement Period, then the Purchaser shall pay the Seller either (x) $750,000 in cash (if the First Period Price is less than the Conversion Value) or (y) $375,000 in cash (if the First Period Price equals or exceeds the Conversion Value) plus the conversion rights under the First Contingent Convertible Note.

                           (c)   Second  Period  Earn Out.  (i) On or before
the date forty-five (45) days after the end of the Second Measurement Period, CDL shall determine: (A) the EBIT of the Division for the Second Measurement Period, to be computed in accordance with GAAP, except that EBIT shall be reduced by a corporate charge equal to two (2%) of the gross revenues of the Division during the Second Measurement Period and (B) the Second Period Synergy Savings. If (x) the sum of the amounts in clause (A) and (B) above (the "Second Sum") does not exceed the Second Benchmark, or (ii) if the Second Sum exceeds the Second Benchmark but the closing sales price of CDL's Common Stock as reported on the NMS on the date thirty (30) days after the end of the Second
Measurement Period (the "Second Period Price"), is less than the Conversion Value and the Purchaser has made the payment required by (c)(ii) below, then the principal amount of the Second Contingent Convertible Note shall be automatically reduced by Three Hundred Seventy-Five Thousand ($375,000) Dollars, from $375,000 to zero, and the Second Contingent Convertible Note shall be discharged in full and canceled.

                           (ii) If the  Second  Sum  equals or  exceeds  the
Second Benchmark after the Second Measurement Period, then the Purchaser shall pay the Seller either (x) $750,000 in cash (if the Second Period Price is less than the Conversion Value) or (y) $375,000 in cash (if the Second Period Price equals or exceeds the Conversion Value).

                           (d)      General  Earn Out  Provisions.  CDL shall
cause the books and records of the Division to be maintained as a separate profit center during the First Measurement Period and the Second Measurement Period, so that the amounts due pursuant to the Contingent Payment can be determined. All determinations by CDL's independent public accountants hereunder shall be final and binding absent manifest error.

                  Section 2.4. Allocation of the Purchase Price. The Purchase Price shall be allocated as set forth in Exhibit A hereto. The Purchaser, CDL, the Shareholder and the Seller shall use such allocation in filing their respective Internal Revenue Service Form 8594s and any other tax filings.

                  Section 2.5. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of CDL at 380 Allwood Road, Clifton New Jersey 07012 on July 2, 1998 at 11:00 a.m., effective as of the commencement of business on that date, or at such other time and date thereafter as the Purchaser, CDL, the Seller and the Shareholder may mutually agree, which date shall be referred to as the "Closing Date".


                                   ARTICLE III

       Representations and Warranties of the Seller and the Shareholder

                  The Seller and the Shareholder jointly and severally represent and warrant to the Purchaser and CDL as follows:

                  Section 3.1. Organization and Qualification of the Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts, with full power and authority, corporate and other, to own or lease its property and assets and to carry on the Business as presently conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the Seller is currently conducting the Business or where the failure to be so qualified and in good standing would not reasonably be expected to result in a Material Adverse Change. Each jurisdiction in which the Seller conducts the Business is listed on Schedule 3.1. The Shareholder is the sole the Shareholder of the Seller. The Seller has no subsidiary corporations.

                  Section 3.2. Authorization. The Seller has full power and authority, corporate and other, to execute and deliver this Agreement, the instruments of transfer and other documents and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Agreement and each such instrument of transfer has been or, at the time of delivery will be, duly authorized, executed and delivered by the Seller and, to the extent appropriate, the Shareholder and constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Seller or the Shareholder, as the case may be, enforceable against the Seller and/or the Shareholder, as the case may be, in accordance with its terms.

                  Section 3.3. Non-contravention. Except as otherwise set forth in Schedule 3.3, neither the execution and delivery of this Agreement or the instruments of transfer nor the performance by the Seller and the Shareholder of their respective obligations hereunder and thereunder will (i) contravene any provision contained in the Seller's Certificate of Incorporation or By-laws, copies of which previously have been delivered to the Purchaser and CDL, (ii) result in a material breach (with or without the lapse of time, the giving of notice or both) of or constitute a material default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Seller or the Shareholder is a party or by which either is bound or to which any of either of its assets or properties are subject, (iii) result in the creation or imposition of any lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, "Encumbrances") on any of the Seller's assets or properties, or (iv) result in the acceleration of, or permit any Person to accelerate or declare due and payable prior to its stated maturity, any liability.

                  Section 3.4. No Consents. Except as set forth in Schedule 3.4, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or to the best knowledge of the Seller or the Shareholder, other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Seller or the Shareholder and the assignment of the benefits of any material agreements of Seller to the Purchaser.

                  Section 3.5. The Purchased Assets. No third party (including any Affiliate) owns or has any interest by lease, license or otherwise in any of the Purchased Assets, except for the lessor under the equipment leases listed on
Schedule 1.1AL. After the Closing, the Purchaser will have good and marketable title to the Purchased Assets, free and clear of all Encumbrances.

                  Section 3.6. Personal Property. Except as otherwise set forth in Schedule 3.6, the Seller has good and marketable title to (or valid leasehold or contractual interests in) all personal property comprising the Purchased Assets, free and clear of any Encumbrances. To the best knowledge of Seller and the Shareholder, all machinery, equipment, furniture, fixtures and other personal property used in the Business and included in the Purchased Assets is in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) with no defects that could interfere with the conduct of normal operations of such equipment, furniture, fixtures and other personal property and are suitable for the purposes for which they are currently being used.

                  Section 3.7. Real  Property.  The Seller does not own any real property or real estate. Seller has delivered true and complete copies of its real property leases for its Business premises located at 175 Bay State Drive, Braintree, Massachusetts and 576 Mammoth Road, Londonderry, New Hampshire (the "Leased Real Property") which is its only real estate lease. The Seller is in compliance with all terms and conditions of such leases and is subject to no past due obligations or contingent liabilities in respect of such leased premises. To the best knowledge of Seller and the Shareholder, the landlord under such leases also are in compliance with the terms and conditions of such leases. Seller has received any and all consents necessary to assign such leases to the Purchaser and has given all required notifications. The Seller has valid leasehold title to the Leased Real Property, free and clear of all Encumbrances. To the best knowledge of Seller and the Shareholder, all plants, structures and buildings leased by of the Companies are in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) with no structural or other defects that could interfere with the conduct of normal operations of such facilities and are suitable for the purposes for which they are currently being used. To the best knowledge of the Seller and the Shareholder, the Seller is not in violation of any building, zoning, anti-pollution, health, occupational safety or other law, ordinance or regulation regarding its plants, structures and equipment or their operations.

                  Section 3.8. Predecessor Status. Set forth in Schedule 3.8 is a listing of all names of all predecessor companies of the Seller, including the names of any entities from whom within the last five years the Seller previously acquired significant assets. The Seller has never been a subsidiary or division of another corporation or a part of any acquisition which was later rescinded. The Seller was formed on March 5, 1992 and has never been known by any other name.

                  Section 3.9. Employment Matters; No Collective Bargaining Agreement. (a) It has no employee benefit plans of any kind or nature (including but not limited to plans under ERISA) except for a 401(k) plan and a contributory employee health and life insurance plan. The Purchaser and CDL shall have no obligation under or related to either such plan to any employee of the Seller hired by the Purchaser. There are no employment or compensation agreements with any employees of the Seller. All employees of the Seller are employees-at-will.

                  (b) No employees of the Seller have been, or are currently represented by, any labor union or covered by any collective bargaining agreement nor, to the best of the Shareholder's or the Seller's knowledge, is any organization campaign to establish such representation in progress. There is no pending or, to the Shareholder's or the Seller's knowledge, threatened labor dispute involving the Seller, the Seller has not experienced any labor interruption, strike, slowdown, picketing, work stoppage or other labor dispute over the past three years, nor to the Shareholder's or the Seller's knowledge, has any application or complaint about the Seller been filed by an employee or any union with the National Labor Relations Board or any comparable state or local agency since inception and the Seller considers its relationship with its employees to be good. The Seller is not bound by nor subject to (and none of its assets or properties are bound by or subject to) any arrangement with any labor union.

                  (c) Schedule 3.9c contains a true and complete list as of July 1, 1998 of the employees currently employed by the Seller, indicating the title or position of each and a description of any agreements concerning such employees and the current compensation payable by the Seller to each employee.

                  Section 3.10. Financial Statements. The Seller has previously delivered unaudited financial statements and will shortly after Closing furnish to the Purchaser, on an audited basis, (i) a true and complete copy of the Seller's balance sheet as of December 31, 1997 and the related statements of earnings and cash flows for the fiscal year ended December 31, 1997 with notes thereto, audited by Sellers' Accountants which are set forth on Schedule 3.10, and (ii) a true and complete copy of the Seller's unaudited balance sheet as of May 31, 1998 and the related unaudited statements of earnings and cash flows for the five months then ended, certified by the Seller's chief financial officer (collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP, applied on a consistent basis throughout the respective periods and present fairly in all material respects the financial condition and results of operations of the Seller as of and for the periods included therein.

                  Section 3.11. Absence of Certain Developments. Except as set forth in Schedule 3.11, since May 31, 1998, there has not been any Material Adverse Change, or any development which could reasonably be expected to result in a prospective Material Adverse Change. Except as set forth in Schedule 3.11, since May 31, 1998, the Seller has conducted the Business in the ordinary and usual course consistent with past practices and has not (i) sold, leased, transferred or otherwise disposed of any of the assets of the Business to any Person, including, without limitation, the Shareholder (other than dispositions in the ordinary course of business consistent with past practices), (ii) breached, terminated or amended in any material respect any contract or lease to which the Seller is a party or to which it is bound or to which its properties are subject, (iii) suffered any material loss, damage or destruction whether or not covered by insurance, (iv) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, (v) incurred any liabilities (other than in the ordinary course of business) none of which individually or in the aggregate, are material, (vi) incurred, created or suffered to exist any Encumbrances on the Purchased Assets, (vii) made any plan, agreement or arrangement granting any preferential rights to purchase or acquire any of the Purchased Assets or requiring consent of any party to the transfer of the Purchased Assets or assignment of the accounts to be assumed by the Purchaser (as detailed on Schedule 3.19), (viii) entered into any contract or other agreement requiring the Seller to make payments in excess of $5,000 per annum, individually or in the aggregate, other than in the ordinary course of business consistent with past practices, or (ix) entered into any agreement to do any of the foregoing.

                  Section 3.12. Governmental Authorizations; Licenses. The Business has been operated to the best knowledge of Seller and the Shareholder in compliance with all applicable laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all Governmental Authorities, including but not limited to, those related to: pricing, sales or distribution of products, antitrust, trade regulation, trade practices, sanitation, land use and similar laws. The Seller has all permits, licenses, approvals, certificates, titles, fuel permits, franchises, operating authorities (including any necessary FAA or ICC operating authorities), state operating licenses or registrations and other interstate or intrastate regulatory licenses and other authorizations, and has made all notifications, registrations, certifications and filings with all Governmental Authorities, necessary or advisable for the operation of the Business as currently conducted by the Seller, except for those which, individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change. There is no action, case or proceeding pending or, to the Shareholder's or Seller's best knowledge after due investigation, threatened by any Governmental Authority with respect to (i) any alleged violation by the Seller or its Affiliates of any law, rule, regulation, code, ordinance, order, policy or guideline of any Governmental Authority, or (ii) any alleged failure by the Seller or its Affiliates to have any permit, license, approval, certification or other authorization required in connection with the operation of the Business. No notice of any violation of such laws has been received by the Seller, any Affiliate of the Seller or the Shareholder. Schedule 3.12 sets forth a true and complete list of all of the Seller's permits, licenses, approvals, certificates, registrations and other authorizations relating to the Business (the "Authorizations"). Such Authorizations are in full force and effect and neither the Seller nor the Shareholder have received notification of the suspension or cancellation of, or the intent to cancel, terminate or not renew, any thereof. The Shareholder and the Seller have no grounds to believe that any of the authorizations listed on Schedule 3.12 will not be transferable to the Purchaser.

                  Section  3.13.  Litigation.  Except as otherwise  set forth in
Schedule 3.13, there are no lawsuits, actions, proceedings, claims, orders or investigations by or before any Governmental Authority pending or, to the Shareholder's or the Seller's knowledge, threatened against the Seller, its Affiliates or the Shareholder relating to the Business, the Purchased Assets, or seeking to enjoin the transactions contemplated hereby and, there are no facts or circumstances known to the Shareholder or the Seller that could result in a claim for damages or equitable relief which, if decided adversely, could reasonably be expected to result in a Material Adverse Change, individually or in the aggregate.

                  Section 3.14. Undisclosed Liabilities. Other than those reflected in the Financial Statements or Schedule 1.1AL, there are no liabilities of the Seller of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than liabilities incurred in the ordinary course of business and consistent with past practices since the date of the Financial Statements, and, to the best knowledge of Seller and the Shareholder, there exists no facts or circumstances (other than general economic conditions) that could reasonably be expected to result in any such liability.

                  Section 3.15. Taxes. All federal, state, county, local and foreign tax returns and reports of the Seller or any Affiliate of the Seller required to be filed which relate to or affect the Business or the Purchased Assets have been duly filed. To the best knowledge of Seller or the Shareholder, there are no examinations in progress or claims against Seller for federal, state, local and other taxes (including penalties and interest) for any period or periods and no notice of any claim for taxes, whether pending or threatened has been received. All federal, state, county, local, foreign and any other taxes (including all income, withholding and employment taxes), assessments (including interest and penalties), fees and other governmental charges with respect to the employees, properties, assets, income or franchises of the Seller or any Affiliate of the Seller relating to or affecting the Business or the Purchased Assets have been paid or duly provided for, or are being contested in good faith by appropriate proceedings as disclosed on Schedule 3.15 and adequate reserves therefor have been established pursuant to GAAP, or have arisen after the date hereof in the ordinary course of business.
There are no tax liens on any of the Purchased Assets.

                  Section 3.16. Insurance. At all times prior to the execution of this Agreement, the Seller has maintained certain insurance policies covering the Purchased Assets and the Business. Such insurance policies are currently in full force and have remained in full force and effect through the Closing.
Schedule 3.16 lists all insurance policies in effect with respect to the Seller or its Business during the past three (3) years, showing, as to each policy or binder, the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles or retention levels and a general description of the type of coverage provided.

                  Section 3.17.  Environmental  Matters.  Except as set forth on
Schedule 3.17, (i) to the best knowledge of Seller and the Shareholder, and without inquiry, the Business is being and has been conducted in compliance with all Environmental Laws, (ii) to the best knowledge of Seller and the Shareholder, the Business has, and at all times has had, all permits, licenses and other approvals and authorizations required under applicable Environmental Laws for the operation of the Business, (iii) neither the Seller nor the Shareholder have received any notice from any Governmental Authority that the Seller or any of its Affiliates may be a potentially responsible party in connection with any waste disposal site or facility used, directly or indirectly, by or otherwise related to the Business, (iv) no reports have been filed, or have been required to be filed, by the Seller or the Shareholder, concerning the release of any Regulated Substance or the violation of any Environmental Law, on or at the properties used in the Business; (v) there have been no environmental investigations, studies, audits, tests, reviews, or other analyses conducted by or which are in the possession of the Seller or any Affiliate of the Seller relating to the Business, true and complete copies of which have not been delivered to the Purchaser and CDL prior to the date hereof,
(vi) to the best knowledge of the Seller and the Shareholder, no Regulated Substance has been disposed of, transferred, released or transported from the Seller's business premises, other than as permitted under applicable Environmental Law pursuant to appropriate regulations, permits or authorizations, and (vii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or other proceedings pending or, to the best knowledge of Seller and the Shareholder, threatened against the Business or the Seller or any Affiliate of the Seller with respect to the Business or the Purchased Assets relating to any violations, or alleged violations, of any Environmental Law.

                  Section 3.18.  Proprietary  Rights. (a) Except as disclosed in
Schedule 3.18, the Seller owns and possesses all right, title and interest in the Proprietary Rights. Upon consummation of the transactions contemplated hereby, the Purchaser will own all right, title and interest in, the Proprietary Rights. The Seller has taken all necessary or desirable action to protect the Proprietary Rights and the transactions contemplated by this Agreement will have no material adverse effect on the Seller's right, title and interest in the Proprietary Rights.

                  (b) No claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Rights has been made, is currently pending or, to the Seller's knowledge, is threatened. The Seller has not received any notice of, nor is it aware of any fact which indicates a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights. To the best knowledge of the Seller and the Shareholder, the Seller has not infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as now conducted.

                  Section 3.19. Material  Customers,  Contracts and Commitments.
(a) Except to the extent set forth a Schedule 3.19, no one customer or group of related customers of the Seller account for more than 5% of the Seller's revenues. Except to the extent set forth on Schedule 3.19, (i) none of the Seller's customers with revenues greater than 5% of the total revenues have canceled or substantially reduced or, to the knowledge of the Shareholder or the Seller are currently attempting or threatening to cancel or substantially reduce service and (ii) the Seller has complied with all material commitments and obligations pertaining to them, to the best of Seller's or the Shareholder's knowledge respectively, and is not in default under any such contracts and agreements and no notice of default has been received. Schedule 3.19 lists the ten (10) largest customers (in terms of sales) of the Seller for the fiscal year ended December 31, 1997 and the first quarter of 1998 the revenues received from each such customer during fiscal 1997 and the first quarter of 1998.

                  (b) Except as disclosed in Schedule 3.19, the Seller is not in, nor has the Seller given or received notice of, any material default or claimed, purported or alleged material default, or facts that, with notice or lapse of time, or both, would constitute a material default (or give rise to a termination right) on the part of any party in the performance of any obligation to be performed under any of its contracts with its customers.

                  (c)  Seller has no written contracts with its customers.

                  Section 3.20. Accounts Receivable. Schedule 3.20 sets forth a true and complete listing of all Accounts Receivable and an aging schedule reflecting the aggregate amount of all Accounts Receivable outstanding at May 31, 1998 and at a date within 5 days of the date hereof (i) 30 days or less,
(ii) more than 30 days but less than or equal to 60 days, (iii) more than 60 days but less than or equal to 90 days and, (iv) more than 90 days. All of the Accounts Receivable have arisen in the ordinary and regular course of business, represent bona fide transactions with third parties and are not subject to any material counterclaims or material offsets (except for those for which adequate reserves have been established in accordance with GAAP), have been billed and are collectible within 90 days of the date created.

                  Section 3.21. Books and Records. The books and records of the Seller, including financial records and books of account, are complete and accurate and have been maintained in accordance with GAAP, to the extent applicable, and sound business practices.

                  Section 3.22. Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Seller or the Shareholder in connection with this Agreement or any of the transactions contemplated hereby.

                  Section 3.23. Full Disclosure. No representation or warranty made by the Shareholder or the Seller in this Agreement, any Schedule, any Exhibit or any certificate delivered, or to be delivered, by or on behalf of the Seller or the Shareholder pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact or circumstance that the Shareholder or the Seller has not disclosed to the Purchaser and CDL in writing that the Shareholder or the Seller presently believe has resulted in a Material Adverse Change or could reasonably be expected to have a material adverse effect on the ability of the Seller or the Shareholder to perform their obligations under this Agreement and the instruments of transfer.

                                   ARTICLE IV

             Representations and Warranties of the Purchaser and CDL

                  The Purchaser and CDL represent and warrant to the Seller and the Shareholder as follows:

                  Section 4.1. Organization. The Purchaser and CDL are each corporations duly organized, validly existing and in good standing under the laws of the State of New Jersey and Delaware, respectively and have full power and authority, corporate and other, to own their respective property and assets and to carry on their respective businesses as presently conducted except where the failure to be so qualified would not have material adverse effect on their respective businesses.

                  Section 4.2. Authorization. The Purchaser and CDL have full power and authority, corporate and other, to execute and deliver this Agreement and to perform their respective obligations hereunder, all of which have been duly authorized by all requisite corporate action. This Agreement, has been or, at the time of delivery will be, duly authorized, executed and delivered by the Purchaser and CDL and constitute or, at the time of delivery will constitute, a valid and binding agreement of the Purchaser and CDL, enforceable against the Purchaser and CDL in accordance with its terms.

                  Section 4.3. Non-contravention. Neither the Purchaser nor CDL is subject to any provision of their respective Certificates of Incorporation or By-laws or any agreement, instrument, law, rule, regulation, order, decree or judgment of any Governmental Authority or other restriction that would prevent the consummation of the transactions contemplated by this Agreement.

                  Section 4.4. No Consents. No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser and CDL.

                  Section 4.5. SEC Documents. Seller and the Shareholder acknowledge receipt of the SEC Documents. The SEC Documents adequately and correctly describe the business of CDL as at their respective dates, and the Seller may rely thereon. There has been no material change in the business or financial condition of CDL since May 15, 1998. The SEC Documents do not contain any untrue statement of a material fact nor omit to state a material fact necessary to make the statements contained therein not misleading.

                  Section 4.6. Brokers. No person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Purchaser or CDL in connection with this Agreement or any of the transactions contemplated hereby.

                                    ARTICLE V

                            Covenants and Agreements

                  Section 5.1. Closing Documents. The Shareholder and Seller shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered to the Purchaser and CDL, the documents or instruments described in Section 6.2. The Purchaser and CDL shall, prior to or on the Closing Date, execute and deliver, or cause to be executed and delivered, to the Seller and the Shareholder, the documents or instruments described in Section 6.3.

                  Section 5.2. Transfer and Property Taxes. (a) The Seller shall pay any transfer, sales, purchase, use or similar tax under the laws of any Governmental Authority arising out of or resulting from the purchase of the Purchased Assets. The Seller shall prepare and file the required tax returns and other required documents with respect to the taxes and fees required to be paid by the Seller pursuant to the preceding sentence and shall promptly provide the Purchaser and CDL with evidence of the payment of such taxes and fees.

                  (b) The Shareholder or the Seller shall (i) prepare and file all tax returns reporting the income attributable to the Purchased Assets or the operation of the Business for all periods ending prior to or on the Closing Date, (ii) prepare and file all income tax returns reporting the income of the Seller arising on the Closing Date from the sale to the Purchaser and CDL of the Purchased Assets, (iii) be responsible for the conduct of all tax examinations relating to the tax returns referred to in (i) and (ii) above, and (iv) pay all taxes attributable to the Purchased Assets or the operation of the Business due with respect to the tax returns referred to in (i) and (ii) above. The Purchaser and/or CDL shall prepare and file all tax returns reporting the income attributable to the ownership of the Purchased Assets and the operation of the Business for all periods beginning after the Closing and shall be liable for and pay all taxes due in respect of such tax returns.

                  Section 5.3. Non-Competition and Confidentiality Agreement. For a period of three (3) years after the Closing Date, the Shareholder and the Seller will not directly or indirectly:

                                    (i)  engage  in the small  package  delivery
                  business in competition with the Purchaser or CDL or any of the subsidiaries of either thereof, in the State of Massachusetts or within 250 miles of any border thereof (the "Territory");

                                    (ii)  call upon any  person  who is, at that
                  time, an employee of the Purchaser or CDL (including the subsidiaries of either thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Purchaser or CDL;

                                    (iii)  call upon any  person  or entity  (x)
                  which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Purchaser or CDL (including the subsidiaries of either thereof) or (y) which was a customer of the Seller in the 18 month period preceding the Closing, for the purpose of soliciting or selling products or services in direct competition with the Purchaser or CDL anywhere in the United States; or

                                    (iv) use for its own  benefit  or divulge or
                  convey to any third party, any Confidential Information (as hereinafter defined) relating to the Business. For purposes of this Agreement, Confidential Information consists of all information, knowledge or data relating to the Business including, without limitation, customer and supplier lists, formulae, trade know-how, processes, secrets, consultant contracts, pricing information, marketing plans, product development plans, business acquisition plans and all other information relating to the operation of the Business not in the public domain or otherwise publicly available. Information which enters the public domain or is publicly available loses its confidential status hereunder so long as the Shareholder or the Seller does not directly or indirectly cause such information to enter the public domain.

                  Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Shareholder from acquiring, as an investment, not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

                  The Shareholder and the Seller acknowledge that the restrictions contained in this Section 5.3 are reasonable and necessary to protect the legitimate interests of the Purchaser and CDL and that any breach by any of the Shareholder or the Seller of any provision hereof will result in irreparable injury to the Purchaser and CDL. The Seller and the Shareholder acknowledge that, in addition to all remedies available at law, the Purchaser and CDL shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate. Neither the Purchaser nor CDL shall be required to post any bond or other security in connection with any proceeding to enforce this Section 5.3.

                  It is specifically agreed that the three (3) year period stated at the beginning of this Section 5.3, during which the agreements and covenants of the Shareholder and the Seller shall be effective, shall be computed by excluding from such period any time during which either the Shareholder or the Seller is in violation of any provision of this Section 5.3.

                  All of the covenants on this section 5.3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim of Seller or the Shareholder against Purchaser or CDL shall not constitute a defense to the enforcement of such covenants.

                  Section 5.4. Best Efforts; Further Assurances. (a) Subject to the terms and conditions herein provided, the Shareholder and the Seller shall use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each of the Seller and the Shareholder, will use their respective best efforts to obtain consents of all Governmental Authorities and third parties necessary to the consummation of the transactions contemplated by this Agreement. In the event that at any time after Closing any further action is necessary to carry out the purposes of this Agreement, the Seller and the Shareholder shall take all such action without any further consideration therefor.

                  (b) The Seller and the Shareholder also shall take such actions and deliver such documents as the Purchaser may reasonably request from time to time to perfect the Purchaser's title and ability to use and dispose of the Purchased Assets. In addition, the Seller and rhe Shareholder shall use their best efforts to provide CDL with any financial or other information required for SEC disclosure or other governmental compliance.

                  Section 5.5. Employment Matters. (a) Except as otherwise set forth in (b) below, neither the Purchaser nor CDL or any of the subsidiaries of either thereof will have any liability or responsibility as to any employee of the Seller except as set forth below. Neither CDL nor the Purchaser shall have any obligation to hire any employees of the Seller, but the Purchaser may offer employment any employees of the Seller; provided, that the Seller shall terminate such employees immediately prior to their employment by the Purchaser and remain solely responsible for all amounts due to such employees through the termination date unless such liabilities are set forth on Schedule 1.1AL.

                  (b) The Purchaser agrees that it will not terminate the employment of any of the employees listed on Schedule 5.5 until the end of the Second Measurement Period unless such termination is for Cause or with the consent of the Shareholder. For purposes of this Agreement, Cause shall mean, to the maximum extent permitted by law (a) commission of an act of dishonesty in the performance of an employee's duties or engaging in conduct materially detrimental to the business of the Purchaser or CDL or (b) conviction of a felony or (c) willful misconduct resulting in a loss or damage to the Purchaser or CDL.

                  Section 5.6.  Compliance with the Securities Act.

                  (a) The Seller and the Shareholder acknowledge that the Convertible Note and the Contingent Convertible Note to be delivered to the Seller pursuant to this Agreement, and the CDL Common Stock which may be issued upon conversion thereof, have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The Convertible Note, the Contingent Convertible Note and, if converted the CDL Common Stock (the "Restricted Securities") are being acquired by the Seller and the Shareholder solely for their own accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with the distribution of such shares, except that upon dissolution the Seller may transfer the Restricted Securities to the Shareholder, subject to compliance with applicable securities laws. The Seller and the Shareholder covenant, warrant and represent that the Restricted Securities will not be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Act and the rules and regulations of the SEC. The note or certificates representing the Restricted Securities shall bear the following legend:

                  The securities represented hereby were not issued in a transaction registered under the Securities Act of 1933, as amended ("Securities Act"), or any applicable state securities laws and may not be sold, pledged, hypothecated, or otherwise transferred unless such sale or transfer is covered by an effective registration statement under the Securities Act and applicable state securities laws or, in the opinion of counsel to the holder and the issuer, is exempt from the registration requirements of the Securities Act and such laws.

                  (b) Economic Risk; Sophistication. The Seller and the Shareholder are able to bear the economic risk of an investment in the Restricted Securities, can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters including investments in unregistered securities, that they are capable of evaluating the merits and risks of the proposed investment and/or the Shareholder has employed a purchaser representative who is qualified by training and experience in business and financial matters to evaluate the merits and risks of an investment in CDL and therefore have the capacity to protect their own interests in connection with their acquisition of the Restricted Securities.

                  (c) The Shareholder represents that he, or his purchaser representative, has read and reviewed the information provided pursuant to this Agreement and the other documentation and information furnished by CDL (including CDL's Form 10-K for the year ended December 31, 1997, its Form 10-Q for the quarter ended March 31, 1998, and its proxy statement for its annual meeting to be held on June 6, 1998) (the "SEC Documents") and has had an adequate opportunity to ask questions and receive answers from the officers of CDL concerning, among other matters, CDL, its management, and its plans for the operation of its business. CDL has provided to the Seller and Shareholder an opportunity to obtain any and all additional information necessary for them to verify the accuracy of the information provided herein or delivered pursuant hereto.

                  (d) Seller and the Shareholder agree not to sell, pledge, transfer or dispose of any of the shares of CDL Common Stock issued upon conversion of the Convertible Note or the Contingent Convertible Note except pursuant to an effective registration statement or in compliance with Rule 145 or in compliance with another exemption from the registration requirements of the Securities Act.

                  Section 5.7. Audited Financial Statements of the Company; SEC and Other Governmental Disclosure and Reporting Requirements. All fees and expenses incurred in connection with any audits of the financial statements of the Seller, including without limitation the audited financial statements of the Company for the twelve months ended December 31, 1997 and the twelve months ended December 31, 1996 shall be the sole responsibility of the Seller and the Shareholder.

                                   ARTICLE VI

                              Conditions to Closing

                  Section 6.1. Mutual Conditions. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of the condition that (A) no Governmental Authority of competent jurisdiction shall have (i) enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect; or (ii) commenced or threatened any action or proceeding, which in either case would prohibit consummation of the transactions contemplated by this Agreement and (B) no action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions, contemplated by this Agreement.

                  Section 6.2. Conditions to the Purchaser's and CDL's Obligations. The obligations of the Purchaser and CDL to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at Closing of each of the following conditions:

                  (a) All representations and warranties made by the Shareholder and the Seller in this Agreement and the Schedules hereto shall be true, correct and complete as of the Closing Date as though such representations and warranties were made as of the Closing Date, and the Shareholder and the Seller shall have duly performed or complied with all of the covenants, obligations and conditions to be performed or complied with by them under the terms of this Agreement on or prior to or at Closing.

                  (b) There shall have been no (i) Material Adverse Change, or any development which could reasonably be expected to result in a prospective Material Adverse Change, or (ii) material damage, destruction or loss to, or any other material and adverse change in, the Purchased Assets or the Business, regardless of insurance coverage.

                  (c) (i) All authorizations, consents, waivers, approvals or other actions required in connection with the execution, delivery and performance of this Agreement by the Shareholder and the Seller and the consummation by the Shareholder and the Seller of the transactions contemplated hereby shall have been obtained and shall be in full force and effect; (ii) the Seller shall have obtained any authorizations, consents, waivers, approvals or other actions required to prevent a material breach or default by the Seller under any contract to which the Seller is a party or for the continuation of any agreement to which the Seller is a party and which relates and is material to the Purchased Assets or the Business and is being assumed by the Purchaser; and
(iii) all authorizations, consents, waivers, approvals or other actions necessary to permit the Purchaser to operate the Business in compliance with all applicable laws immediately after the Closing shall have been obtained and shall be in full force and effect.

                  (d) Prior to or at Closing, the Shareholder or the Seller, as the case may be, shall have delivered to the Purchaser and CDL all instruments of assignment, transfer and conveyance identified herein and such other closing documents as shall be reasonably requested by the Purchaser and CDL in form and substance acceptable to the Purchaser's counsel, including the following:

                           (i) such instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles), in form and substance reasonably satisfactory to counsel for the Purchaser (including without limitation a Bill of Sale and an Assignment and Assumption Agreement), as are required in order to transfer to the Purchaser good and marketable title to the Purchased Assets, free and clear of all Encumbrances;

                           (ii) a certificate of the Chairman, President or a Vice President of the Shareholder and the Seller, dated the Closing Date, to the effect that (1) the Person signing such certificate is familiar with this Agreement and (2) the conditions specified in
         Section 6.2(a), (b) and (c) have been satisfied;

                           (iii) a certificate of the Secretary or Assistant Secretary of the Shareholder and the Seller, dated the Closing Date, as to the incumbency of any officer of the Shareholder or the Seller executing this Agreement or any document related thereto and covering such other matters as the Purchaser and CDL may reasonably request;

                               (iv) a certified copy of (1) the Certificate of Incorporation and By-laws of the
         Seller and all amendments thereto, (2) a certificate, dated as of no later than 10 days prior to the Closing Date, duly issued by the Secretary of State of the States of New York and Delaware, showing the Seller and the Shareholder each is in good standing and authorized to do business in such jurisdiction, and (3) the resolutions of the Seller's and the Shareholder's Boards of Directors authorizing the execution, delivery and consummation of this Agreement, the instruments of transfer and the transactions contemplated hereby;

                           (v) an opinion of Craig and Macauley, counsel to the Shareholder and the Seller, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Purchaser and CDL;

                           (vi) audited financial statements of the Seller as contemplated by Section 5.7;

                           (vii) Assignments of Leases and Landlord consents and Estoppel Certificates from each landlord for any lease being assigned by Seller to Purchaser, all to Purchaser's reasonable satisfaction;

                           (viii) the Shareholder shall have entered into an employment agreement on terms satisfactory to the Purchaser; and

                           (ix) such other documents or instruments as the Purchaser and CDL reasonably request to effect the transactions contemplated hereby.

                  (e)  all  actions,  proceedings,   instruments  and  documents
required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to the Purchaser and CDL.

                  Section 6.3. Conditions to the Shareholder's and the Seller's Obligations. The obligations of the Shareholder and the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                  (a) All representations and warranties made by the Purchaser and CDL in this Agreement shall be true and correct in all material respects as of the Closing Date, and the Purchaser and CDL shall have duly performed or complied in all material respects with all of the covenants, obligations and conditions to be performed or complied with by them under the terms of this Agreement on or prior to or at Closing.

                  (b) All authorizations or approvals required in connection with the execution, delivery and performance of this Agreement, by the Purchaser and CDL and the consummation by the Purchaser and CDL of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                  (c) Prior to or at Closing, the Purchaser and CDL shall have delivered to the Shareholder and the Seller such closing documents as shall be reasonably requested by the Shareholder and the Seller in form and substance reasonably acceptable to the Shareholder's counsel, including the following:

                           (i) the Assignment and Assumption Agreement executed by the Purchaser and dated the Closing Date;

                           (ii) certificates of the President or a Vice President of the Purchaser and of CDL respectively, dated the Closing Date, to the effect that (1) the Person signing such certificate is familiar with this Agreement and (2) the conditions specified in
         Section 6.3(a) and (b) have been satisfied;

                           (iii) certificates of the Secretary or Assistant Secretary of the Purchaser and CDL, respectively dated the Closing Date, as to the incumbency of any officer of the Purchaser and CDL executing this Agreement, or any document related thereto and covering such other matters as the Seller may reasonably request;

                           (iv) a certified copy of (1) the Certificate of Incorporation and By-laws of the Purchaser and all amendments thereto and (2) the resolutions of the Purchaser's Board of Directors and CDL's Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

                           (v) an opinion of Lowenstein Sandler PC, counsel to the Purchaser and CDL, dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Shareholder and the Seller; and

                           (vi)  payment of the Purchase Price as set  forth in
         Section 2.2.

                                   ARTICLE VII

            Survival of Representations and Warranties; Indemnification

                  Section 7.1. Survival of Representations and Warranties. Except as set forth below, the representations and warranties provided for in this Agreement shall survive the Closing for two (2) years from the Closing Date for the benefit of the parties hereto and their successors and assigns. The representations and warranties provided for in Sections 3.13 and 3.15 shall survive the Closing and remain in full force and effect for six (6) years. The survival period of each representation or warranty as provided in this Section
7.1 is hereinafter referred to as the "Survival Period." No claim shall be brought hereunder unless the aggregate claims exceed $5,000.

                  Section 7.2. Indemnification. (a) The Shareholder and the Seller jointly and severally shall indemnify, defend and hold harmless the Purchaser and CDL or any of their respective Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including, without limitation, counsel's fees and other costs and expenses incident to any suit, action or proceeding) (the "Damages") arising out of, resulting from or incurred in connection with
(i) any inaccuracy in any representation or the breach of any warranty made by the Seller or the Shareholder in this Agreement for the applicable Survival Period, (ii) the breach by the Shareholder or the Seller of any covenant or agreement to be performed by them hereunder, and (iii) any Excluded Liability. Seller agrees to pay or otherwise satisfy all of its obligations and liabilities in the ordinary course of business.

                  (b) The Purchaser and CDL shall indemnify, defend and hold harmless the Shareholder and the Seller or any of their respective affiliates, officer, directors, employees, agents and representatives and any Person claiming by or through either of them, against and in respect of any and all damages arising out of, resulting from or incurred in connection with (i) any inaccuracy in any representation or the breach of any warranty made by the Purchaser and CDL in this Agreement for the applicable Survival Period, (ii) the breach by the Purchaser or CDL of any covenant or agreement to be performed by them hereunder, and (iii) any Assumed Liability.

                  (c) Any Person providing indemnification pursuant to the provisions of this Section 7.2 is hereinafter referred to as an "Indemnifying Party" and any Person entitled to be indemnified pursuant to the provisions of this Section 7.2 is hereinafter referred to as an "Indemnified Party."

                  Section 7.3. Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a "Third Party Claim"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or
(y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case of any Third Party Claim or demand described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such Third Party Claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

                  Section 7.4. Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Damages. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Damages. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party shall pay such Damages to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party, without interest. In the event that the Indemnified Party is required to institute legal proceedings in order to recover Damages hereunder, the cost of such proceedings (including costs of investigation and reasonable attorneys' fees and disbursements) shall be added to the amount of Damages payable to the Indemnified Party.

                                  ARTICLE VIII

                                  Miscellaneous

                  Section 8.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:

If to the Purchaser or CDL:         380 Allwood Road
                                    Clifton, New Jersey 07012
                                    Telephone:  (201) 471-1005
                                    Facsimile:   (201) 471-5519
                                    Attention:  Mark Carlesimo, Esq.

With a copy to:   Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, New Jersey  07068
                                    Telephone:  (201) 992-8700
                                    Facsimile:   (201) 992-5820
                                    Attention:  Alan Wovsaniker, Esq.

If to the Seller or the Shareholder :
                                    Metro Courier Network
                                    175 Bay Street Drive
                                    Braintree, MA  02184
                                    Telephone:  (617)
                                    Facsimile:  (617)
                                    Attention:  Mr. Dennis Roccaforte

With a copy to:   Craig and MaCauley
                                    600 Atlantic Avenue
                                    Boston, MA  02210
                                    Telephone:  (617) 367-9500
                                    Facsimile:    (617) 742-1766
                                    Attention:  John Snyder, Esq.

                  Section 8.2. Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

                  Section 8.3. Governing Law; Consent to Jurisdiction This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New Jersey and the United States District Court for the District of New Jersey for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 8.4. Assignment; Successors and Assigns; No Third Party Rights. Except as otherwise provided herein, this Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. The Purchaser and CDL may assign all of their rights under this Agreement to any Affiliate; provided such Affiliate assumes all of the obligations of the Purchaser and CDL remains liable hereunder. No such assignment shall relieve Purchaser or CDL of their obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors, assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

                  Section  8.5.  Counterparts.  This  Agreement  may be
executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

                  Section 8.6. Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 8.7. Entire Agreement. This Agreement, including the Schedules and Exhibits attached thereto, constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

                  Section 8.8. Amendment and Modification. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

                  Section 8.9. Public Announcement. Except as may be required by law, neither the Seller, on the one hand, or the Purchaser, on the other hand, shall issue any press release or otherwise publicly disclose this Agreement or the transactions contemplated hereby or any dealings between or among the parties in connection with the subject matter hereof without the prior approval of the other. In the event that any such press release or other public disclosure shall be required, the party required to issue such release or other disclosure shall consult in good faith with the other party hereto with respect to the form and substance of such release or other disclosure prior to the public dissemination thereof.

                  Section 8.10. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

                  Section 8.11. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.


                  Section 8.12. No Strict Construction. Each of the Purchaser, CDL, the Seller and the Shareholder acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

                  Section 8.13. Risk of Loss. Prior to the Closing, the risk of loss with respect to the Purchased Assets shall remain with the Seller. In the event of any material casualty, in addition to any other rights the Purchaser may have hereunder, the Purchaser shall have the right to terminate this Agreement upon giving written notice of its election to terminate to the Seller.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                      CONSOLIDATED DELIVERY &
                                      LOGISTICS, INC.


                                      By: /S/  Albert W. Van Ness, Jr.
                                      Name:  Albert W. Van Ness, Jr.,
                                      Title:  Chairman

                                      CLICK MESSENGER SERVICE, INC.


                                      By: /S/  Mark Carlesimo
                                      Name:  Mark Carlesimo
                                      Title:  Vice President

                                      METRO COURIER NETWORK, INC.


                                      By: /S/  Dennis Roccaforte
                                      Name:  Dennis Roccaforte
                                      Title: President



                                      /S/  Dennis Roccaforte
                                      Dennis Roccaforte

  Exhibit 10.2


                  This Note has been, and any shares issued upon conversion pursuant to the terms hereof ("Underlying Shares") will be, acquired for investment and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended ("Act"). This Note, and any securities issued upon conversion pursuant to this Note, have not been registered under the Securities Act of 1933, or any state securities law, and may be offered and sold only if registered pursuant to the provisions of that Act or those laws or if an exemption from registration is available.

                  Notwithstanding any other provisions contained herein, no transfer of this security, the Underlying Shares, or of any interest in either thereof shall be made unless the conditions specified in Article Four hereof have been fulfilled.

                  TRANSFER IS ALSO RESTRICTED BY SECTION 6.04.

                        7% SUBORDINATED CONVERTIBLE NOTE DUE 2001
                        OF CONSOLIDATED DELIVERY & LOGISTICS, INC.

Registered Holder:       Metro Courier Network, Inc.
                                                              July 2, 1998

Address:              175 Bay State Drive                          No. N-1
                      Braintree, MA  02184

Principal Amount:        $1,750,000                    Clifton, New Jersey

Due:                     July 2, 2001

                  FOR VALUE RECEIVED, CONSOLIDATED DELIVERY & LOGISTICS, INC., a Delaware corporation (hereinafter called the "Company"), hereby promises to pay to the holder above named (herein called the "Holder"), or its order or its registered assign(s), the principal sum above stated on July 2, 2001 and to pay interest thereon at the rate of seven percent (7%) per annum from the date hereof. Interest shall be computed on the balance of principal outstanding from time to time, and payable quarterly, beginning on October 1, 1998.

                  Both principal hereof and interest thereon are payable in lawful money of the United States of America at the Holder's address above or such other address as the Holder shall designate in writing delivered to the Company from time to time. Prior to any sale or other disposition of this Note, the Holder will endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon.

PREPAYMENT

                  The Company may prepay this debt, in whole or in part, without premium or penalty at any time on and after the "Trigger Date" (as defined below) and from time to time thereafter in its discretion; provided that it gives the Holder ten (10) days advance written notice of its intent to prepay; during which period the Holder may exercise its conversion rights.


                                   ARTICLE ONE

                                  SUBORDINATION

                  Anything contained herein to the contrary notwithstanding, the indebtedness evidenced by this Note shall be fully subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior Debt of the Company, including, without limitation, all indebtedness due to First Union Commercial Corporation or its affiliates, or any other bank or similar financial institution (hereinafter a "bank"), direct or indirect, absolute or contingent, due or to become due, whether now outstanding or hereafter created, and any and all renewals of the foregoing by operation of law or otherwise. Such indebtedness of the Company to which the indebtedness evidenced by this Note and the interest thereon is subordinate and junior being sometimes hereinafter referred to as "Senior Debt" and also includes without limitation all debt or financing from time to time arranged by First Union Commercial Corporation or its affiliates.

                                    (i)  In  the  event  of  any  insolvency  or
                  bankruptcy  proceedings,  and any  receivership,  liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, and in the event of any execution sale, then the holders of Senior Debt shall be entitled to receive payment in full of all principal of, and premium on and interest on all Senior Debt (including any such interest which may accrue after the commencement of any such proceedings) before the Holder of this Note is entitled to receive any further payment on account of principal of or premium, if any, on this Note, and to that end the holders of Senior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect to this Note except with respect to interest payments.

                                    (ii) The  Company  shall not be  required to
                  make, directly or indirectly, and the Holder shall not be entitled to accept, receive (directly or indirectly) or retain, any payment or prepayment of principal or premium hereunder if and so long as a payment default under the terms of any Senior Debt shall have occurred and shall be continuing.

                                    (iii)  In  the  event   that  this  Note  is
                  declared due and payable before its expressed maturity because of the occurrence of a default hereunder (under circumstances when the provisions of clause (i) above shall not be applicable), and within 90 days of such declaration, the holders of the Senior Debt accelerate the indebtedness evidenced by such Senior Debt, the holders of all Senior Debt shall be entitled to receive payment in full of all principal and interest on all Senior Debt (including any such interest which may accrue after the commencement of any proceedings referred to in clause (i) above) before the Holder of this Note shall receive any further payment on account of the principal of or premium, if any, on this Note.

                  Unless an event described in (i), (ii) or (iii) above shall occur, principal of and accrued interest on this Note shall be payable as provided on the first page; and in the event the payment is suspended as provided in (i), (ii) or (iii) above, any amount previously received by the Holder hereof prior to the effective date of such event and payable to the Holder in accordance with the terms hereof shall be and remain the property of the Holder, the subordination provisions being intended only to affect payments due after an event described in (i), (ii) or (iii).

                  In case cash, securities or other property otherwise payable or deliverable to the Holder of this Note shall have been applied pursuant to the provisions of this Note to the payment of Senior Debt in full, then and in each such case, the holder or holders of the Senior Debt at the time any payments or distributions are received by such holder(s) of Senior Debt in excess of the amount sufficient to pay all Senior Debt in full, (a) shall pay over such excess to the Holder of this Note and (b) the Holder of this Note shall be subrogated to any rights of any holder(s) of Senior Debt to receive any further payments or distributions applicable to the Senior Debt, until this Note shall have been paid in full. Senior Debt shall not be considered to be paid in full unless and until all of the obligations which constitute a part of Senior Debt have been paid in full.

                  In furtherance of such subordination, the Holder of this Note hereby grants to the holder(s) of the Senior Debt irrevocable authority, after any default in the payment of any amounts due on the Senior Debt or in any event specified in clauses (i), (ii) or (iii) above, to demand, collect, file proofs of claim with respect to, receive and take any and all proceedings for the recovery of any and all monies due or to become due on account of this Note.

                  No present or future holder of Senior Debt shall be prejudiced in his right to enforce subordination of this Note by any act or failure to act on the part of the Company. The subordination provisions of this Note are solely for the purpose of defining the relative rights of the holder(s) of Senior Debt on the one hand and the Holder of this Note on the other hand, and nothing herein shall impair as between the Company and the Holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the Holder hereof the principal hereof and premium, if any, and interest hereon in accordance with its terms, nor shall anything herein prevent the Holder of this Note from declaring the Note to be due and payable before its expressed maturity because of the occurrence of a default hereunder or, in connection therewith, from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of holders of Senior Debt to cash, securities or other property otherwise payable or deliverable to the Holder of this Note.

                  In furtherance of this Subordination the Holder(s) agree to execute and deliver any and all documents requested by the Company for delivery to its creditors (in the form as requested by such creditors) in order to implement or verify this Subordination.


                                   ARTICLE TWO

                                EVENTS OF DEFAULT

                  If any of the following events of default (each, an "Event of Default") shall occur, the Holder hereof, at its option, may declare all sums of principal and accrued interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable.

                  2.01 Events of Default

                  For purposes of this instrument, an Event of Default will be deemed to have occurred if:

                                    (a)  the  Company  shall  fail  to  pay  any
                  installment of principal or interest on this Note and such non-payment shall continue for a period of fifteen (15) days from the date due; or

                                    (b) a receiver, liquidator or trustee of the
                  Company or of any property of the Company, shall be appointed by court order; or the Company shall be adjudged bankrupt or insolvent; or any of the property of the Company shall be sequestered by court order; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 60 days after such filing; or

                                    (c) the  Company  shall file a  petition  in
                  voluntary bankruptcy or requesting reorganization under any provision of any bankruptcy, reorganization or insolvency law or shall consent to the filing of any petition against it under any such law; or

                                    (d)  the  Company  shall  make a  formal  or
                  informal assignment for the benefit of its creditors or admit in writing its inability to pay its debts generally when they become due or shall consent to the appointment of a receiver, trustee or liquidator of the Company or of all or any part of the property of the Company.

                  2.02  Remedies on Default

                  If an Event of Default shall have occurred, in addition to its rights and remedies under this Note, and any other instruments, the Holder may at its option by written notice to the Company declare all indebtedness to Holder hereunder to be due and payable, whereupon the same shall forthwith mature and become due and payable together with interest accrued thereon, without any further notice to and without presentment, demand, protest or notice of protest, all of which are hereby waived. In addition, after an Event of Default, interest shall be payable hereunder at the rate of eleven percent (11%) per annum.

                  Subject to the rights of holders of Senior Debt, the Holder may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceedings, including, without limitation, action for the specific performance of any agreement contained herein or in any other instrument, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any right, power or remedy granted hereby or by law, equity or otherwise.


                                  ARTICLE THREE

                         CONVERSION PRIVILEGE/OBLIGATION

                  The Company hereby grants to the Holder of this Convertible Note the right to convert this Note into fully paid and non-assessable shares of the Company's Common Stock, $.001 par value (the "Common Stock"), at the "Conversion Price" per share. The "Conversion Price" is defined as Seven Dollars and 00/100 ($7.00). The right to convert may be exercised by the Holder at any time after the date hereof up to and including, July 1, 2001, except as provided herein. The number of shares of Common Stock into which this Note may be converted shall be determined by taking (a) the sum of (1) the full principal amount of this Note, namely $1,750,000, and (2) any interest due and unpaid from the date of issue to the date of purchase, and dividing said sum by (b) the Conversion Price, which Conversion Price is subject to adjustment as provided in
Section 3.06 below. The right to convert may only be exercised with respect to the entire amount due on the Note at the exercise date. The amount and kind of securities purchasable pursuant to the rights granted hereby and the purchase price for such securities are subject to adjustment as provided hereunder.

                  The Company also shall have the right to convert this Note into fully paid and non-assessable shares of Common Stock at any time after the Trigger Date at the Conversion Price per share, in accordance with the formula provided above, but only if a registration statement required under Article Five is then effective. The Company also may only convert with respect to the entire amount set forth above.

                  For purposes of this Note, the "Trigger Date" shall mean the first business day after the date on which the average closing sales price as reported by the National Association of Securities Dealers over a 90 calendar day period (which 90 day period begins after the date hereof) equals or exceeds the Conversion Price.

                  3.01 Whole Shares. Upon conversion, only whole shares shall be issued. Any remainder due hereunder which is insufficient to purchase a whole share of Common Stock shall be paid by the Company in cash.

                  3.02  Exercise Procedure.

                  (a) The Conversion privilege shall be deemed to have been exercised (the "Exercise Time") when either (x) the Company shall have received from the Holder all of the following:

                                    (i) a properly  completed  Exercise
Agreement in form annexed hereto executed by the person exercising such conversion privilege; and

                                    (ii)  this Note; and

                                    (iii) if this Note  shall not be  registered
                  in the name of the person exercising such conversion privilege, an assignment or assignments as described in
                  Section 3.04 hereof evidencing an assignment of such Note to the person exercising the same, in which case the Holder shall comply with Article Four hereof and submit proof, including opinions of Holder's counsel, that the assignment and exercise comply with all federal and state securities laws.

or (y) the Company shall have delivered to the Holder its notice of exercise in writing. Upon receipt of such notice, the Holder shall immediately deliver this Note to the Company. Exercise of the Company's conversion privilege shall be effective notwithstanding any failure or delay of the Holder on delivering the Note to the Company, and no interest shall accrue hereunder after the Company sends Holder its notice of exercise of the conversion privilege.

                  (b) Certificates for the underlying shares acquired shall be delivered to the Holder within 20 days after the Exercise Time (or the date of delivery of the Note to the Company, if later).

                  3.03 Exercise Agreement. The Exercise Agreement shall be in the form set forth at the end of this Note. If the Conversion Shares are not to be issued in the name of the persons to whom the Note is registered, such Agreement shall also state the name of the persons to whom the certificates for the Conversion Shares are to be issued. Such Exercise Agreement shall be dated the actual date of execution thereof.

                  3.04 Assignment. The Assignment shall be in the form set forth at the end of this Note and shall provide that the person executing the same thereby sells, assigns and transfers to the person(s) named therein the rights evidenced by this Note to purchase the number of the underlying shares stated therein. Such Assignment shall be dated the actual date of execution thereof. The Assignee shall be required to provide the Company with proof of compliance with all applicable federal and state securities laws.

                  3.05 Authorization and Issuance of Conversion Shares. The Company covenants and agrees that:

                  (a) The Underlying Shares issuable upon any exercise of the conversion privilege shall be deemed to have been issued to the person exercising such privilege at the Exercise Time, and the person exercising such privilege shall be deemed for all purposes to have become the record holder of such Underlying Shares at the Exercise Time.

                  (b) All Underlying Shares which may be issued upon any whole or partial exercise will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

                  (c) The Company will take all such action as may be necessary and reasonably within its powers to assure that all underlying shares issuable upon exercise may be issued without violation of any applicable law or regulation. The Company will not take any action which would result in any adjustment of the Conversion Price if the total number of Common Shares issuable after such action upon exercise of the conversion privilege in full, together with all Common Shares then outstanding and all Common Shares then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of Common Shares then authorized by the Company's Certificate of Incorporation.

                  (d) The issuance of certificates for the Underlying Shares upon exercise of the conversion privilege shall be made without charge to the registered Holder(s) thereof for any issuance tax in respect thereof or other costs incurred by the Company in connection with the exercise and the related issuance of the underlying shares.

                  3.06 Anti-dilution. The Conversion Price shall be adjusted, to the nearest cent, from time to time, only to the following extent:

                  (a) Whenever after the date hereof the Company shall (i) declare and pay a dividend to the holders of its shares of common stock in shares of its common stock, or in other securities immediately convertible into shares of common stock, (ii) split the outstanding shares of its common stock into a greater number of outstanding shares of common stock, or (iii) combine the outstanding shares of its common stock into a smaller number of outstanding shares of common stock, the maximum number of shares that the Holder shall be entitled to convert and/or purchase shall be adjusted so that the Holder of this Note shall thereafter be entitled to receive upon conversion of the entire initial indebtedness represented hereby that number of shares of common stock which he would have held had the entire initial indebtedness of this Note been converted immediately prior to the effective date of such action and had that action been effectuated with respect to those converted shares. In any such event the Conversion Price will be altered accordingly so that any conversion taking place after any event described in (i), (ii), and/or (iii) above may be accomplished at the same cost that would have obtained had the shares been converted immediately prior to such action. For purposes of this subparagraph
(a), the effective date for any stock dividend referred to in clause (i) above shall be deemed to be the record date fixed for the determination of the holders of common stock entitled to receive such dividend.

                  (b) In the case after the date hereof of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation of the Company with or merger of the Company into another corporation or the conveyance of all or substantially all of the properties and assets of the Company to another corporation, adequate provision shall be made whereby this Note shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of common stock of the Company deliverable upon conversion of this Note immediately prior to such reorganization, reclassification, consolidation, merger or conveyance would have been entitled upon consummation of such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the board of directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests of the holder of this Note to the end that such provisions (including, without limitation, the provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, to the shares of stock or other securities or property thereafter deliverable upon the conversion of this Note.


                                  ARTICLE FOUR

                            RESTRICTIONS ON TRANSFER

                  The Holder, by acceptance hereof, acknowledges that it understands that the Company will rely upon the representations set forth herein in issuing the Note and the Underlying Shares, if any, without registration under the Act, the New Jersey Uniform Securities Law, or any other state securities law.

                  Accordingly, the Holder, by acceptance of the Note, represents and warrants that this offering is being made pursuant to the exemption from registration with the Securities and Exchange Commission ("SEC") afforded by Sections 3(b) and/or 4(2) of the Act relating to transactions by an issuer not involving any public offering. The Holder understands that the Company has no present intention, and is under no obligation to, register the Note or the Underlying Shares under the Act, or any applicable state law, except as set forth in Article Five hereof.

                  The Holder understands that due to lack of registration, the Note and the Underlying Shares will be restricted securities, that the holder must bear the economic risk of the investment for an indefinite period, that the Note and the Underlying Shares may not be sold, pledged or otherwise disposed of unless they are registered under the Act and any applicable state securities law, or an exemption from such laws is available and the Company is supplied with an opinion of counsel to the Holder, satisfactory to the Company, that registration is not required under any of such laws, and in the opinion of counsel for the Company, such sale, transfer, or pledge will not cause the Company to fail to be in compliance with the exemption provisions under which the Note or the Underlying Shares were issued.

                  The Holder has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of the prospective investment.

                  The Holder is able to bear the economic risk of this investment. An investment in the Note and the Underlying Shares is suitable for the Holder in light of its financial position and investment objectives, with full knowledge that this investment could result in a complete loss. The Holder recognizes that the Note represents a HIGH-RISK, SPECULATIVE INVESTMENT and that there is no assurance that any return will be received thereon. The Holder can afford a total loss of this investment.

                  The Note is being, and the Underlying Shares will be, purchased for the Holder's own account for investment purposes and not with a view to the resale or distribution thereof by the Holder.

                  Prior to the date hereof, the Holder has had ample opportunity to ask questions of and receive answers from the officers and directors of the Company, concerning the Company, the Note, and the Company's business and to obtain any additional information which was considered necessary to verify the information supplied by those individuals.

                  The  Holder   understands   that  a   restrictive   legend  in
substantially  the  following  form  shall  be  placed  on  the   certificate(s)
representing the Underlying Shares:

                           "The shares  represented by this certificate have not
                  been registered under the Securities Act of 1933, as amended ("Act"). Such shares have been acquired for investment and may not be publicly offered or sold in the absence of (1) an effective registration statement for such shares under the Act; (2) opinions of counsel to the Company and to the holder hereof and presented to the Company prior to any proposed transfer to the effect that registration is not required under the Act; or (3) a letter presented to the Company, prior to any proposed transfer, from the staff of the Securities and Exchange Commission, to the effect that it will not take any enforcement action if the proposed transfer is made without registration under the Act."

                  Except as set forth in the documents which the Holder has reviewed, no representations or warranties have been made to the Holder by the Company. In entering into this transaction, the Holder is not relying upon any information, other than the results of its own independent investigation.


                                  ARTICLE FIVE

                               REGISTRATION RIGHTS

                  The Company agrees to file a registration statement on Form S-3 with the Securities and Exchange Commission ("Commission") under the Securities Act covering the shares of Common Stock into which this Note may be converted (i.e., the Underlying Shares) with thirty (30) days after the date hereof; and use its best efforts to cause such registration statement to become effective as soon as possible thereafter. The Company shall not be obligated to cause to become effective more than one registration statement with respect to the Underlying Shares. If for any reason, the registration statement does not become effective on or before the Trigger Date, then the Holder shall have the option to reduce the Conversion Price to the closing sales price as reported by the NASD on the date that the registration statement does become effective.

                  At any time and from time to time, the Holder agrees without further consideration, to take such actions and to execute and deliver such documents as may be reasonably requested by the Company in order to effectuate the purposes of this Article Five including, without limitation, supplying information with respect to the Holder that may be necessary or required for inclusion in the registration statement. In the event that such information or other material requested by the Company is not provided to the Company within a reasonable period of time following delivery of written notice requesting such information, then the Company's obligations under this Article Five shall be suspended as to such Holder.

                  The Company will pay all expenses incurred in complying with Article Five hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), reasonable fees and disbursements of counsel to the Company, securities law and blue sky fees and expenses (except where such payment is prohibited by law or applicable regulation). All underwriting discounts and selling commissions applicable to the sales of the Underlying Shares and any state or federal transfer taxes payable with respect to the sales of the Underlying Shares and all fees and disbursements of counsel for the Holder, if any, in each case arising in connection with registration of the Underlying Shares under Article Five hereof, shall be payable by the Holder.

                                   ARTICLE SIX

                                  MISCELLANEOUS

                  6.01 Failure or Delay Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  6.02 Notices. Any notice herein required or permitted to be given shall be given by federal express or similar overnight courier or by same day courier service or by certified mail, return receipt requested, if to the Holder, at the address set forth on the first page hereof, or,

If to the Company:

Consolidated Delivery & Logistics, Inc., 380 Allwood Road, Clifton, New Jersey 07012, Attn: General Counsel.

                  6.03 Amendments. The term "Note" or "this Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed or, if later amended or supplemented, then, as so amended or supplemented.

                  6.04 Assignability. This Note shall be binding upon the Company, its successors and assigns, and shall inure to the benefit of Holder, its successors and assigns. This Note may not be transferred or assigned prior to July 2, 2000. This is the Convertible Note issued pursuant to an Asset Purchase Agreement dated this date among the Company, the Holder and others.

                  6.05 Governing Law. This Note has been executed in and shall be governed by the laws of the State of New Jersey.

                  6.06 No Personal Liability. No officer, director, shareholder, employee, consultant or agent of the Company shall be personally liable for repayment of this Note.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer and its corporate seal to be affixed hereto.

                                      CONSOLIDATED DELIVERY & LOGISTICS, INC.



                                      By:  \S\  Albert W. Van Ness, Jr.
                                           Albert W. Van Ness, Jr., Chairman

The undersigned hereby guarantees payment of the obligations of the Company hereunder.





                                      CLICK MESSENGER SERVICE, INC.


                                      By: \S\ Mark Carlesimo
                                          Mark Carlesimo, Vice President

                                   ASSIGNMENT


                  FOR VALUE RECEIVED ______________________________________

___________________________________________________________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the within Note, with respect to the conversion thereof into a number of shares of the Common Stock covered thereby set forth hereinbelow unto:


Name of Address              Address                       No. of Shares


Date:


                                          Signature:___________________

                                          Witness:_____________________

                               EXERCISE AGREEMENT


                                                          Date:__________

                  The undersigned, pursuant to the provisions set forth in the within Note, hereby irrevocably elects to subscribe for and purchase the maximum number of shares of the Company's Common Stock as provided in the Note, and makes payment in full therefore by conversion and application to the extent necessary to pay the Conversion Price for such shares of all or each part of the principal amount of the Note and interest due thereon as shall be necessary as provided in the Note. The undersigned hereby represents and warrants that the shares of Common Stock to be acquired upon exercise are being acquired for its own account, without any present intention of reoffering, reselling or distributing such Common Stock, except to the extent permitted under the Securities Act of 1933, as amended.


                                          Signature_____________________

                                          Address_______________________

                                                 _______________________